Exhibit 99.2
Unaudited Financial and Other Statistical Information for the Three and Nine Month Periods Ended November 30, 2008 and Guidance for Fiscal Year 2009

AZZ incorporated
Consolidated Statements of Income
(unaudited)

	Three Months Ended November 30, 2008	Nine Months Ended November 30, 2008

Net Sales	$108,860,233	$312,077,957

Cost of Sales	79,372,838	226,844,620

Selling, General and Administrative	11,316,621	32,545,198
Interest Expense	1,681,641	4,484,091
Net (Gain) Loss on Sale of Property, Plant and Equipment	9,351	(1,135,868)
Other (Income)	(314,904)	(1,378,144)
	92,065,547	261,359,897

Income Before Income Taxes	16,794,686	50,178,060
Income Tax Expense	5,981,668	18,478,836

Net Income	$10,813,018	$32,239,224

Income Per Share:
Basic	$.89	$2.66
Diluted	$.88	$2.62

Exhibit 99.2

AZZ incorporated
Consolidated Balance Sheet
 (unaudited)

Assets:	Period Ended November 30, 2008

Current assets:
Cash and cash equivalents	$13,907,991
Accounts receivable, net of allowance for doubtful accounts	72,075,709
Inventories	58,888,477
Costs and estimated earnings in excess of billings on uncompleted contracts	15,849,403
Deferred income taxes	3,434,471
Prepaid expenses and other	1,551,365
Total current assets	165,707,416

Net property, plant, and equipment	85,576,498

Goodwill, less accumulated amortization	66,531,763

Other Assets	19,467,176

$337,282,853

Liabilities and Shareholders’ Equity:

Current liabilities:
Accounts payable	$20,038,697
Accrued liabilities	32,689,448
Long-term debt due within one year	-0-
Total current liabilities	52,728,145

Long-term debt due after one year	100,000,000

Deferred income taxes	7,288,421

Shareholders’ equity	177,266,287

$337,282,853

Exhibit 99.2

AZZ incorporated
Condensed Consolidated Statement of Cash Flows
 (unaudited)

Period Ended November 30, 2008

Net cash provide by operating activities	$21,371,206

Net cash used in investing activities	(107,582,916)

Net cash provided by (used in) financing activities	98,103,695

Net (decrease) increase in cash and cash equivalents	11,681,050

Effect of exchange rate changes on cash	(210,935)

Cash and cash equivalents at beginning of period	2,226,941

Cash and cash equivalents at end of period	$13,907,991

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
 (unaudited)
($ in Thousands)

Information regarding operations and assets by segment is as follows:

	Three Months Ended November 30, 2008	Nine Months Ended November 30, 2008
Net sales:
Electrical and Industrial Products	$61,960	$165,925
Galvanizing Services	46,900	146,153
	$108,860	$312,078

Segment operating income (a):
Electrical and Industrial Products	$10,411	$28,140
Galvanizing Services	13,125	41,961
	$23,536	$70,101

General corporate expenses (b)	$5,183	$15,292
Interest expense	1,681	4,484
Other (income) expense, net (c)	(123)	(393)
	$6,741	$19,383

Income Before Taxes	$16,795	$50,718

Total assets:
Electrical and Industrial Products	$170,861	$170,861
Galvanizing Services	144,785	144,785
Corporate	21,637	21,637
	$337,283	$337,283

(a) Segment operating income consists of net sales less cost of sales, specifically identifiable general and administrative expenses, specifically identifiable selling expenses and other income and expense items that are specifically identifiable to a segment.

(b) General corporate expense consists of selling, general and administrative expense that are not specifically identifiable to a segment.

(c) Other (income) expense, net includes gains and losses on sale of property, plant and equipment and other (income) expense not specifically identifiable to a segment.

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousands except per share amount)

	Actual Year to Date November 30, 2008	Projected Year Ended February 29, 2008
Net Sales:
Electrical and Industrial Products	$165,925	$230,000 to $235,000
Galvanizing Services	$146,153	$190,000 to $195,000
Total Sales	$312,078	$420,000 to $430,000

Diluted earnings per share	$2.62	$3.35 to $3.45

Net Sales by Market Segment:
Power Generation		55,000
Transmission and Distribution		125,000
Industrial		245,000
Total Company Sales		$425,000

Electrical and Industrial Products
Revenues by Industry:
Power Generation		18%
Transmission and Distribution		46%
Industrial		36%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications		24%
OEM’s		21%
Industrial		29%
Bridge and Highway		5%
Petro Chemical		21%

Operating Margins:
Electrical and Industrial Products	17%	16.5% to 17.5%
Galvanizing Services	29%	27.5% to 28.5%

Cash Provided By (Used In)Operations	$21,371	$37,500
Capital Expenditures	$14,631	$15,500
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$10,673	$14,500
Total Bank Debt	$100,000	$100,000

Percent of Business By Segment:
Electrical and Industrial Products	53%	55%
Galvanizing Services	47%	45%

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Millions)

Quarter Ended November 30, 2008
Book to Ship Ratio:
8/31/08 Backlog	$190.8
Qtr. Ending 11/30/08 Bookings	113.3
Qtr. Ending 11/30/08 Shipments	108.8
11/30/08 Backlog	195.3
Book to Ship Ratio	1.04